EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-11 of Steadfast Apartment REIT III, Inc. of our report dated February 1, 2016 relating to the consolidated balance sheet, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Irvine, CA
February 2, 2016